As filed with the Securities and Exchange Commission on February 9, 2012
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3547095
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Abernathy Road N.E., Suite 1200 Atlanta GA	30328
(Address of Principal Executive Offices)	(Zip Code)

Mueller Water Products, Inc. Amended and Restated 2006 Stock Incentive Plan
(Full title of the plan)
General Counsel
1200 Abernathy Road N.E., Suite 1200
Atlanta GA 30328
(Name and address of agent for service)

(770) 206-4200
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer     ☒                     Accelerated filer         ☐

Non-accelerated filer     ☐                     Smaller reporting company    ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, par value $0.01 per share	4,500,000 shares	$2.80	$12,600,000	$1,443.96

(1) Includes an indeterminate number of additional shares of common stock that may be offered and issued under the Mueller Water Products, Inc. Amended and Restated 2006 Stock Incentive Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of computing the proposed maximum aggregate offering price and the amount of registration fee. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices per shares of the common stock as quoted on the New York Stock Exchange on February 2, 2012.

EXPLANATORY NOTE
Mueller Water Products, Inc. (the “Company”) previously filed a registration statement on Form S-8 on June 5, 2006 (File No. 333-134737) and a registration statement on Form S-8 on February 10, 2009 (File No. 333-157218) (together, the “Prior Registration Statements”) to register under the Securities Act of 1933 (the “Securities Act”) an aggregate of 20,000,000 shares of the Company's common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Company's 2006 Stock Incentive Plan, the Company's Employee Stock Purchase Plan and the Company's Second Amended and Restated 2006 Stock Incentive Plan. The Company is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register an additional 4,500,000 shares of Common Stock to be issued in accordance with the Company's Amended and Restated 2006 Stock Incentive Plan (the “Plan”). This Registration Statement incorporates by reference the Prior Registration Statements.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:
•the annual report on Form 10-K, filed on November 29, 2011;
•the quarterly report on Form 10-Q, filed on February 8, 2012;

•	the current reports on Form 8-K filed on October 28, 2011 and January 25, 2012 and the Form 8-K/A filed on November 8, 2011; and

•
the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (Registration No. 001-32892), filed on May 25, 2006, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes thereof to the extent that a statement contained therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits.
The list of exhibits is incorporated herein by reference to the Exhibit Index following the signature pages.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Mueller Water Products, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 25, 2012.

MUELLER WATER PRODUCTS, INC.
By:	/s/ Evan L. Hart
Evan L. Hart
Senior Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory E. Hyland and Evan L. Hart, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for such persons and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title
/s/ Gregory E. Hyland Gregory E. Hyland	Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)	January 26, 2012
/s/ Evan L. Hart Evan L. Hart	Senior Vice President and Chief Financial Officer (principal financial officer)	January 25, 2012
/s/ Kevin G. McHugh Kevin G. McHugh	Vice President and Controller (principal accounting officer)	January 25, 2012
/s/ Howard L. Clark Jr. Howard L. Clark Jr.	Director	January 26, 2012
/s/ Shirley C. Franklin Shirley C. Franklin	Director	January 26, 2012
Thomas J. Hansen	Director
/s/ Jerry W. Kolb Jerry W. Kolb	Director	January 26, 2012
/s/ Joseph B. Leonard Joseph B. Leonard	Director	January 26, 2012
/s/ Mark J. O'Brien Mark J. O'Brien	Director	January 27, 2012
/s/ Bernard G. Rethore Bernard G. Rethore	Director	January 27, 2012
/s/ Neil A. Springer Neil A. Springer	Director	February 1, 2012
/s/ Lydia W. Thomas Lydia W. Thomas	Director	January 27, 2012
/s/ Michael T. Tokarz Michael T. Tokarz	Director	February 1, 2012

EXHIBIT INDEX

Exhibit No.	Document
5.1	Legal opinion of Jones Day.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Jones Day (included in Exhibit 5.1).
24.1	Powers of Attorney (included on signature pages).
99.1
Mueller Water Products, Inc. Amended and Restated 2006 Stock Incentive Plan. Incorporated by reference to Exhibit 99.1 to Mueller Water Products, Inc. Form DEF 14A (File no. 001-32892) filed on December 14, 2011.